UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
__________________________________________________

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 4, 2021
__________________________________________________
VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
__________________________________________________

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Agreement.
Master Transaction Agreement
On August 4, 2021, VICI Properties Inc., a Maryland corporation (the “Company”), MGM Growth Properties LLC, a Delaware limited liability company (“MGP”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (“MGP OP”), VICI Properties LP, a Delaware limited partnership (“Existing VICI OP”), Venus Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Existing VICI OP (“REIT Merger Sub”), VICI Properties OP LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (“New VICI Operating Company”), and MGM Resorts International, a Delaware corporation (“MGM”), entered into a definitive Master Transaction Agreement (the “Master Transaction Agreement”). Upon the terms and subject to the conditions set forth in the Master Transaction Agreement, prior to or on the closing date under the Master Transaction Agreement, the Company will contribute its interest in Existing VICI OP to New VICI Operating Company, which will serve as a new operating company for the Company. Following the contribution transaction, MGP will merge with and into REIT Merger Sub, with REIT Merger Sub surviving the merger (the “REIT Merger”). Immediately following consummation of the REIT Merger, REIT Merger Sub will distribute the interests of the general partner of MGP OP to Existing VICI OP and, immediately following such distribution, REIT Merger Sub will merge with and into MGP OP, with MGP OP surviving the merger (the “Partnership Merger” and, together with the REIT Merger, the “Mergers”).
Pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement, at the effective time of the REIT Merger, each outstanding Class A common share, no par value per share, of MGP (“MGP Common Shares”) (other than MGP Common Shares then held in treasury by MGP or owned by any of MGP’s wholly owned subsidiaries) will be converted into the right to receive 1.366 (the “Exchange Ratio”) shares of common stock of the Company, par value $0.01 per share (“VICI Common Stock”, and such consideration, the “REIT Merger Consideration”), plus the right, if any, to receive cash in lieu of fractional shares of VICI Common Stock into which such MGP Common Shares would have been converted pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement. The outstanding Class B common share, no par value per share, of MGP (the “Class B Share”), which is held by MGM, will be cancelled at the effective time of the REIT Merger. The REIT Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Following the REIT Merger, pursuant to and subject to the terms set forth in the Master Transaction Agreement, at the effective time of the Partnership Merger, each limited partnership unit in MGP OP (other than the limited partnership units in MGP OP held by REIT Merger Sub or any subsidiary of MGP OP), all of which are held by MGM and certain of its subsidiaries, will be converted into the right to receive a number of limited liability company units of New VICI Operating Company (“New VICI Operating Company Units”, and such consideration, the “Partnership Merger Consideration”) equal to the Exchange Ratio. The Company will redeem a majority of the New VICI Operating Company Units received by MGM in the Partnership Merger for $4,404,000,000 in cash (the “Redemption Consideration”) using the proceeds of long-term debt financing or, if unavailable, borrowings under a Bridge Facility (as defined below) on the closing date of the Mergers (the “Redemption”). Following the Redemption, MGM will retain approximately 12 million New VICI Operating Company Units.
Pursuant to the terms and subject to the conditions set forth in the Master Transaction Agreement, as of the effective time of the REIT Merger:
•each outstanding MGP deferred restricted stock unit (“MGP DSU”) that is outstanding immediately prior to the REIT Merger will be canceled and converted into the right to receive, with respect to each MGP Common Share subject to such MGP DSU, the REIT Merger Consideration, plus cash in lieu of fractional shares and less any applicable tax withholdings;
•each outstanding MGP restricted stock unit (“MGP RSU”) that is outstanding immediately prior to the REIT Merger will automatically be accelerated, become vested and be canceled and converted into the right to receive, with respect to each MGP Common Share subject to such MGP RSU, the REIT Merger Consideration, plus cash in lieu of fractional shares and less any applicable tax withholdings; and
•each outstanding MGP performance stock unit (“MGP PSU”) that is outstanding immediately prior to the REIT Merger will (i) automatically be accelerated and become vested with respect to the number of MGP Common Shares subject to such MGP PSU that would be vested based on the achievement of the greater of (1) the applicable target level of performance and (2) the actual level of performance as of the closing date of the Mergers, based on the achievement of the applicable performance metrics with respect to the performance period during which the effective time of the REIT Merger occurs and as determined in good faith by the board of directors of MGP (the “MGP Board”) and (ii) be canceled and converted into the right to receive, with respect to each MGP Common

Share subject to such MGP PSU determined in accordance with the immediately preceding clause (i), the REIT Merger Consideration, plus cash in lieu of fractional shares and less any applicable tax withholdings.
The board of directors of the Company (the “VICI Board”) has unanimously approved the Master Transaction Agreement, the Mergers, the Redemption and the other transactions contemplated by the Master Transaction Agreement.
Pursuant to the terms of the Master Transaction Agreement, within twenty-four hours after signing the Master Transaction Agreement, MGM, in its capacity as the holder of the Class B Share, which represents a majority of the voting power of the outstanding voting shares of MGP, delivered a written consent to the Company (the “Written Consent”) pursuant to which MGM approved the Master Transaction Agreement, the REIT Merger and the other transactions contemplated by the Master Transaction Agreement (the “MGP Shareholder Approval”), which written consent is irrevocable except under specified circumstances set forth in the Master Transaction Agreement.
Each of the Company and MGP have made certain customary representations and warranties in the Master Transaction Agreement and have agreed to customary covenants, including covenants that each party conduct its business in the ordinary course during the period between execution of the Master Transaction Agreement and the effective time of the REIT Merger, covenants prohibiting each party from engaging in certain kinds of activities during such period without the consent of the other party, and covenants obligating MGP to cooperate with the Company in pursuing consents from lenders under MGP’s indentures and cooperating in other financing matters.
The Master Transaction Agreement provides that, during the period from the date of the Master Transaction Agreement until the effective time of the REIT Merger, subject to customary exceptions, the Company and MGP will be subject to certain restrictions on (i) soliciting proposals relating to certain alternative transactions, (ii) entering into or continuing discussions or negotiating or providing non-public information in connection with any proposal for an alternative acquisition transaction from a third party, (iii) approving, recommending or entering into any agreements providing for any such alternative acquisition transaction, or (iv) agreeing to or proposing publicly to do any of the foregoing. Notwithstanding these “no-shop” restrictions, prior to obtaining the approval of the Company stockholders, under specified circumstances, the VICI Board, the Conflicts Committee of the MGP Board (the “MGP Conflicts Committee”) and the MGP Board, respectively, may change their recommendations of the transactions, and MGP may also terminate the Master Transaction Agreement to accept a superior proposal, in each case upon payment of the termination fees described below.
In accordance with the Master Transaction Agreement, the Company and MGP will jointly prepare, and the Company will file, with the U.S. Securities and Exchange Commission (the “SEC”) a Form S-4 registering the VICI Common Stock issuable in the REIT Merger, which will contain a proxy statement of the Company with respect to the special meeting of the Company’s stockholders to be convened for purposes of approving the issuance of VICI Common Stock in the REIT Merger and that also constitutes a prospectus of the Company and an information statement of MGP concerning the Mergers and MGM’s written consent to the REIT Merger and the transactions contemplated by the Master Transaction Agreement, as described below. The proxy statement will contain, subject to certain exceptions, the recommendation of the VICI Board that the Company stockholders vote in favor of the issuance of the VICI Common Stock in the REIT Merger.
The Master Transaction Agreement may be terminated under certain circumstances, including by either party (i) if the Mergers have not been consummated on or before the fifteen month anniversary of the signing date, (ii) if a final and non-appealable order is entered, or other action is taken permanently restraining or prohibiting the Mergers, (iii) upon a failure of the Company to obtain approval of its stockholders to the issuance of the VICI Common Stock in the REIT Merger, (iv) upon a material, uncured breach by the other party that would cause the closing conditions not to be satisfied, subject to a 30-day cure period, or (v) if the other party’s board makes an adverse recommendation change with respect to the transaction.
In addition, the Company may terminate the Master Transaction Agreement if MGM, as the holder of the outstanding Class B Share, withdraws or rescinds the Written Consent. MGM delivered the MGP Shareholder Approval within 24 hours after the execution of the Master Transaction Agreement in accordance with the provisions of the Master Transaction Agreement. In addition, MGP may terminate the Master Transaction Agreement prior to the Company obtaining approval from its stockholders, and upon payment of the applicable termination fee, in order to enter into a definitive agreement with a third party with respect to a superior acquisition proposal.
If the Master Transaction Agreement is terminated because (i) a party’s board or the MGP Conflicts Committee changes its recommendation in favor of the transactions contemplated by the Master Transaction Agreement or (ii) after an acquisition proposal was communicated to such party's board (or, in the case of MGP, the MGP Conflicts Committee), and such party consummates or enters into an agreement for an alternative transaction within 12 months following termination under certain circumstances, such party must pay a termination fee to the other party. The Master Transaction Agreement also provides that MGP must pay the Company a termination fee if the Master Transaction Agreement is terminated (i) by the Company because MGM has withdrawn or rescinded the Written Consent or (ii) by MGP in order to enter into a definitive agreement with a third party with respect to a superior acquisition proposal. The termination fee payable by the Company to MGP in such circumstances is the lesser of $709,000,000 and the maximum amount that can be paid to MGP without causing MGP to fail to meet its REIT requirements for such year. The termination fee payable by MGP to the Company in such circumstances is the lesser of $421,000,000 and the maximum amount that can be paid to the Company without causing the Company to fail to meet its REIT requirements for such year.
The Master Transaction Agreement also provides the Company with the right, if necessary in connection of the assumption of certain debt of MGP by the Existing VICI OP in the Mergers, to elect that, in lieu of the Partnership Merger, Existing VICI OP will merge with and into MGP OP, with MGM OP surviving (the “Alternative Partnership Merger”).
The foregoing description of the Master Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Transaction Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
The Master Transaction Agreement has been included to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about the Company or MGP. In particular, the assertions embodied in the representations and warranties in the Master Transaction Agreement were made only for purposes of the Master Transaction Agreement and as of a specified date, are solely for the benefit of the parties to the Master Transaction Agreement, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Master Transaction Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Master Transaction Agreement are not necessarily characterizations of the actual state of facts about the Company or MGP at the time they were made or otherwise and should only be read in conjunction with the other information that the Company or MGP makes publicly available in reports, statements and other documents filed with the SEC. Stockholders or shareholders are not third-party beneficiaries to the representations and warranties contained in the Master Transaction Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.
Amended and Restated Master Lease Agreement and BREIT JV Lease
Simultaneous with the closing of the Mergers, the Company will enter into an amended and restated triple-net master lease with MGM with respect to the properties that will be owned by consolidated subsidiaries of the Company following closing of the Mergers (the “Amended and Restated Master Lease Agreement”). Subject to the closing of the pending acquisition of MGM Springfield by MGP from MGM (the “Springfield Transaction”), the Amended and Restated Master Lease Agreement will have an initial total annual rent of $860.0 million and an initial term of 25 years, with three 10-year tenant renewal options. The Springfield Transaction is expected to close prior to the closing of the Mergers. However, in the event the Springfield Transaction does not close prior to the closing of the Mergers, the Amended and Restated Master Lease Agreement will have an initial total annual rent of $830.0 million. Rent under the Amended and Restated Master Lease Agreement will escalate at a rate of 2.0% per annum for the first 10 years and thereafter at the greater of 2.0% per annum or the consumer price index (“CPI”), subject to a 3.0% cap.
Additionally, the Company will retain MGP’s existing 50.1% ownership stake in the joint venture with Blackstone Real Estate Income Trust, Inc. (“BREIT JV”), which owns the real estate assets of MGM Grand Las Vegas and Mandalay Bay. The BREIT JV lease will remain unchanged and provides for current total annual base rent of approximately $298 million, of which approximately $149 million is attributable to MGP’s investment in the BREIT JV, and an initial term of thirty years with two 10-year tenant renewal options. Rent under the BREIT JV lease escalates at a rate of 2.0% per annum for the first fifteen years and thereafter at the greater of 2.0% per annum or CPI, subject to a 3.0% cap.
Tax Protection Agreement
The Company has agreed with MGM to enter into a tax protection agreement (the "Tax Protection Agreement") pursuant to which the Company will agree, for a period of 15 years following the closing of the Mergers, to indemnify MGM for certain tax liabilities resulting from (1) the sale, transfer, exchange or other disposition of a property owned directly or indirectly by MGP OP immediately prior to the closing date of the Mergers (each, a “Protected Property”) during the 15-year year period following the closing of the Mergers, (2) a merger, consolidation, transfer of all assets of, or other significant transaction involving New VICI Operating Company pursuant to which the ownership interests of MGM in New VICI Operating Company are required to be exchanged in whole or in part for cash or other property, (3) the failure of New VICI Operating Company to maintain approximately $8.5 billion of nonrecourse indebtedness allocable to MGM, which amount may be reduced over time in accordance with the Tax Protection Agreement, and (4) the failure to comply with certain tax covenants that would impact the tax liabilities of MGM. In the event that the Company breaches restrictions in the Tax Protection Agreement, it will be liable for grossed-up tax amounts associated with the income or gain recognized as a result of such breach. In addition, the BREIT JV previously entered into a tax protection agreement with MGM with respect to built-in gain and debt maintenance related to MGM Grand Las Vegas and Mandalay Bay, which is effective through mid-2029 and by acquiring MGP, the Company will bear its 50.1% proportionate share in the BREIT JV of any indemnity under this existing agreement.
The foregoing descriptions of the Amended and Restated Master Lease Agreement and Tax Protection Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the full text of the Master Transaction Agreement, including the forms of Amended and Restated Master Lease Agreement and Tax Protection Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.
Bridge Financing Commitment Letter
In connection with the entry into the Master Transaction Agreement, the Company and the Existing VICI OP received a debt commitment letter (the “Debt Commitment Letter”) from Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc. (together with any lenders that become a party to the Debt Commitment Letter after the date hereof, the “Lenders”), pursuant to which the Lenders have agreed to provide the Existing VICI OP a 364-day first lien secured bridge facility of up to $9.250 billion in the aggregate (the “Bridge Facility”) for the purpose of providing a portion of the financing necessary to fund (i) the consideration to be paid in connection with the Redemption pursuant to the terms of the Master Transaction Agreement, (ii) amounts to be paid in connection with offers to repurchase certain senior notes of MGP OP pursuant to their respective indentures if the assumption of such notes by the Existing VICI OP in the Mergers is unsuccessful and (iii) related fees and expenses.
Existing VICI OP expects to incur long-term debt financing or, if unavailable, borrowings under the Bridge Facility and/or borrowings under the Company’s revolving credit facility, to pay the Redemption Consideration and transaction-related fees and expenses thereunder. If the Company uses the Bridge Facility to fund the Redemption Consideration, funding is contingent on the satisfaction of certain customary conditions, including, among others, the execution and delivery of definitive documentation with respect to the Bridge Facility and the consummation of the transactions in accordance with the definitive agreements related to the Mergers.
In order to pay the Offer to Purchase Consideration, if applicable, the Company expects to incur long-term debt financing. If long-term debt financing is not available, Existing VICI OP will borrow under the Bridge Facility to pay the Offer to Purchase Consideration. If Existing VICI OP uses the Bridge Facility to pay the Offer to Purchase Consideration, funding is contingent on the satisfaction of certain customary conditions.
Although Existing VICI OP does not currently expect to make any borrowings under the Bridge Facility, there can be no assurance that such borrowings will not be made or that Existing VICI OP will be able to incur alternative long-term debt financing in lieu of borrowings under the Bridge Facility.
Borrowing under the Bridge Facility, if any, will bear interest at a floating rate based on LIBOR or the Base Rate that varies depending on the duration of the loans thereunder. In addition, duration fees are payable the amount of which is dependent on the duration of the loans. The Bridge Facility, if funded, will contain restrictive covenants and events of default substantially similar to those contained in certain of our existing indebtedness. If we draw upon the Bridge Facility, there can be no assurances that we would be able to refinance the Bridge Facility on terms satisfactory to us, or at all. The Bridge Facility will be guaranteed by the immediate parent of Existing VICI OP and the material domestic subsidiaries of Existing VICI OP. In addition, the Bridge Facility will be guaranteed by a pledge of the equity of Existing VICI OP and a lien on all or substantially all of the assets of Existing VICI OP and its material domestic subsidiaries.
The Company’s obligation to complete the transactions is not contingent on the receipt by the Company of any financing.
The foregoing description of the Debt Commitment Letter and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text thereof, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
Forward Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the proposed transaction described herein, including statements regarding the anticipated benefits of the transaction, the anticipated timing of the transaction and the markets of each company. These forward-looking statements generally are identified by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the Company’s, MGP’s and each company’s respective tenants’ financial condition, results of operations, cash flows and performance. The extent to which the COVID-19 pandemic continues to adversely affect each company’s tenants, and ultimately impacts each company’s business and financial condition, depends on future developments which cannot be predicted with confidence. Many additional factors could cause actual future events and results to differ materially from the forward-looking statements, including but not limited to: (i) the possibility that the Company stockholders do not approve the proposed transaction or that other conditions to the closing of the proposed transaction are not satisfied or waived at all or on the anticipated timeline, (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction, (iii) the risk that MGP’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (iv) unexpected costs or liabilities relating to the proposed transaction, (v) potential litigation relating to the proposed transaction that could be instituted against the Company or MGP or their respective directors or officers and the resulting expense or delay, (vi) the risk that disruptions caused by or relating to the proposed transaction will harm the Company’s or MGP’s business, including current plans and operations, (vii) the ability of the Company or MGP to retain and hire key personnel, (viii) potential adverse reactions by tenants or other business partners or changes to business relationships, including joint ventures, resulting from the announcement or completion of the proposed transaction, (ix) risks relating to the market value of the Company’s common stock to be issued in the proposed transaction, (x) risks associated with third-party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (xi) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets, (xii) general economic and market developments and conditions, (xiii) restrictions during the pendency of the proposed transaction or thereafter that may impact the Company’s or MGP’s ability to pursue certain business opportunities or strategic transactions, (xiv) either company’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes, and (xv) the occurrence of any event, change or other circumstances that could give rise to the termination of the Master Transaction Agreement relating to the proposed transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of the Company and MGP described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Investors are cautioned to interpret many of the risks identified in the “Risk Factors” section of these filings as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company and MGP assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither the Company nor MGP gives any assurance that either company will achieve its expectations.
Additional Information about the Proposed Transaction and Where to Find It
This Current Report on Form 8-K relates to a proposed transaction between the Company and MGP. In connection with the Mergers, the Company intends to file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company and that also constitutes a prospectus of the Company and information statement of MGP. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/INFORMATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents, when they become available, and other documents filed with the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting VICI Properties Investor Relations at Investors@viciproperties.com or (646) 949-4631. Investors and security holders may obtain free copies of the documents filed with the SEC by MGP by contacting MGP Investor Relations at IR@mgmgrowthproperties.com or (702) 669-1470.
Participants in the Solicitation
The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company is available in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement/information statement/prospectus and other relevant materials filed with the SEC regarding the

Mergers when they become available. Investors should read the definitive proxy statement/information statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.
No Offer or Solicitation
This Current Report on Form 8-K and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description
2.1*	Master Transaction Agreement, dated August 4, 2021 by and among the Company, MGP, MGP OP, REIT Merger Sub, Existing VICI OP, New VICI Operating Company and MGM

10.1	Debt Commitment Letter, dated August 4, 2021, from Morgan Stanley Senior Funding, Inc., JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and exhibits have been omitted.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: August 4, 2021	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary